UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2015
Date of Report

Cantabio Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54905	99-0373067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road #223 Palo Alto, California (Address of principal executive offices)		94303 (Zip Code)

(650)320-1765
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In exchange for services rendered, on September 25, 2015 we issued 200,000 shares (1,000,000 shares post the forward stock split described below) of our common stock to each of our directors Dr. Gergley Toth, Dr. Thomas Roger Sawyer and Mr. Simon Peace.  These shares were issued in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2015, Simon Peace was appointed our Chief Financial Officer.  On July 25, 2015, Mr. Peace also was appointed as a director of our Company joining Dr. Gergley Toth and Dr. Thomas Roger Sawyer on our board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Delaware on September 30, 2015 to enact three corporate actions.  The first of these actions was to change our name from “Lion Consulting Group, Inc.” to “Cantabio Pharmaceuticals Inc.”  The second of these actions was to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000.  The third of these actions was to enact a forward stock split pursuant to which the every share of common stock issued and outstanding was exchanged for five shares of the our common stock.

Each of these actions was disclosed to our shareholders through the filing of a Definitive Information Statement on Schedule 14-C on August 26, 2015 and through mailings of the same to those shareholders.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

   3.1 Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTABIO PHARMACEUTICALS INC.
Date: October 2, 2015	By: /s/ Thomas Roger Sawyer Name: Thomas Roger Sawyer Title: Chief Operating Officer